Exhibit 99

April 27, 2006

HELMERICH & PAYNE, INC. ANNOUNCES RECORD SECOND QUARTER RESULTS

Helmerich & Payne, Inc. reported record net income of $64,573,000 ($1.22 per diluted share) from operating revenues of $290,830,000 for its second fiscal quarter ended March 31, 2006, compared with net income of $22,350,000 ($0.43 per diluted share) from operating revenues of $185,450,000 during last year’s second fiscal quarter ended March 31, 2005. Included in net income were gains from the sale of portfolio securities and drilling equipment of $0.04 per share for the second fiscal quarter of 2006 and $0.01 per share for the second fiscal quarter of 2005.

For the six months ended March 31, 2006, the Company reported net income of $115,387,000 ($2.18 per diluted share) from operating revenues of $546,218,000, compared with net income of $61,660,000 ($1.20 per diluted share) from operating revenues of $360,129,000 during the six months ended March 31, 2005. Included in net income were gains from the sale of portfolio securities and drilling equipment of $0.08 per share for the first six months of fiscal 2006 and $0.44 per share for the first six months of fiscal 2005.

Worldwide demand for drilling services continued to put pressure on rig supply in each segment of the Company’s operations. As a result, pre-tax operating income for all three of the Company’s contract drilling segments were up sharply from both last year’s second quarter and this year’s first quarter. Operating profit for U.S. land rig operations rose to $82.9 million for this year’s second quarter, compared with $35.8 million for last year’s second quarter, and $71 million for this year’s first quarter. Average revenue per rig day for U.S. land rigs rose to a record high of $22,593 for this year’s second quarter, compared with $15,018 per rig day during last year’s second quarter and $20,198 per rig day during this year’s first quarter. Operating cost rose by 9% over the previous quarter, with increases coming from expense categories across the board, including labor, materials, supplies, insurance and rentals. In spite of higher operating costs, average margins per rig day rose to $12,567 per day for this year’s second quarter, compared with $6,944 during last year’s second quarter and $11,019 during this year’s first quarter. Average U.S. land rig utilization was 98% during the second quarter, compared with 94% during last year’s second quarter and 97% during this year’s first quarter. During this year’s second quarter, the Company sold its only idle U.S. land rig and is now operating at 100% utilization of its U.S. land rig fleet.

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News Release

April 27, 2006

As demand for U.S. land rigs continued to push activity and dayrates during the quarter, the Company’s offshore operations also recorded an increase in financial results. Pre-tax operating income for U.S. offshore platform operations rose to $7.4 million for this year’s second quarter, from $4.2 million during last year’s second quarter and $5.1 million from this year’s first quarter. The increased income is a result of improved rig activity and increases in daily rig cash margins. Rig utilization for the U.S. offshore business improved to 71% during this year’s quarter, compared with 45% during last year’s second quarter and 64% for this year’s first quarter.

Pre-tax operating profit from the Company’s international contract drilling operations increased to $13.1 million during this year’s second quarter from $3.6 million during last year’s second quarter and $9.3 million during this year’s first quarter. Venezuela and Ecuador continue to be the Company’s most active operations with eleven of twelve rigs working in Venezuela and all eight rigs active in Ecuador. Utilization for the 27 international rigs rose during the quarter to 89%, compared with 71% during last year’s second quarter and 83% during this year’s first quarter.

The Company also announced today that the number of customer commitments for construction of new FlexRigs® has increased to 61. A total of 16 exploration and production companies have now committed to contracts for a minimum of three years of work for 13 new FlexRig3s and 48 new FlexRig4s.

Company President and C.E.O., Hans Helmerich commented, “We are pleased to announce another record quarter for the Company. Our U.S. land margins saw further expansion and we are encouraged by the continued strengthening of our U.S. offshore platform and international business segments. In terms of our new build program, the performance results of the four FlexRig4s that recently began work in the Piceance Basin have exceeded our expectations and are already adding value to our customer’s operations. At the same time, manufacturing costs are moving higher than we anticipated. We underestimated the cost pressures associated with a strong upcycle and the impact of last year’s hurricanes on labor availability and costs. We are now estimating up to an average of 13% higher than budgeted capital costs for the 30 rigs scheduled to be delivered this fiscal year. Financial returns remain very attractive in spite of these cost increases. We continue to receive inquiries about additional new build orders, and are confident about their ability to add shareholder value.”

Helmerich & Payne, Inc. is a contract drilling company that owns 94 U.S. land rigs, 11 U.S. platform rigs located in the Gulf of Mexico, and 27 international rigs, for a total of 132 rigs. Included in the total fleet of 132 rigs are 54 H&P-designed and operated FlexRigs.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled for this morning and can be accessed at http://www.hpinc.com under Investors and will begin at 11:00 a.m. ET (10:00 a.m. CT). If you are unable to participate during the live webcast, the call will be archived for a year on H&P’s website indicated above.

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News Release

April 27, 2006

Statements in this release and information disclosed in the conference call and webcast that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

Contacts:  Doug Fears

(918) 588-5208

Juan Pablo Tardio

(918) 588-5383

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

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News Release

April 27, 2006

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
CONSOLIDATED STATEMENTS OF INCOME	2005	2006	2005	2006	2005

Operating Revenues:
Drilling – U.S. Land	$172,754	$193,668	$122,394	$366,422	$231,582
Drilling – U.S. Offshore	29,520	33,703	18,649	63,223	39,005
Drilling – International	50,257	61,117	41,799	111,374	84,270
Real Estate	2,857	2,342	2,608	5,199	5,272
	255,388	290,830	185,450	546,218	360,129

Operating costs and other:
Operating costs, excluding depreciation	140,596	156,800	114,321	297,396	225,573
Depreciation	22,923	23,385	23,950	46,308	47,212
General and administrative	11,938	13,957	9,593	25,895	18,839
Income from asset sales	(973)	(3,563)	(971)	(4,536)	(11,787)
	174,484	190,579	146,893	365,063	279,837

Operating income	80,904	100,251	38,557	181,155	80,292

Other income (expense):
Interest and dividend income	2,530	2,456	1,193	4,986	2,154
Interest expense	(2,580)	(1,946)	(3,246)	(4,526)	(6,555)
Gain on sale of investment securities	2,720	—	(36)	2,720	26,313
Other	(513)	27	348	(486)	346
	2,157	537	(1,741)	2,694	22,258

Income before income taxes and equity in income of affiliates	83,061	100,788	36,816	183,849	102,550

Income tax provision	32,802	38,240	15,153	71,042	42,283

Equity in income of affiliates net of income taxes	555	2,025	687	2,580	1,393
NET INCOME	$50,814	$64,573	$22,350	$115,387	$61,660

Earnings per common share:
Basic	$0.98	$1.23	$0.44	$2.21	$1.22
Diluted	$0.96	$1.22	$0.43	$2.18	$1.20

Average common shares outstanding:
Basic	51,993	52,314	50,955	52,152	50,747
Diluted	53,087	53,057	51,891	52,886	51,571

A reclassification has been made to prior period amounts to conform to the current period presentation of including income from asset sales in operating income.

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News Release

April 27, 2006

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	3/31/06	9/30/05

ASSETS
Cash and cash equivalents	$195,155	$288,752
Short-term investments	81,398	388
Other current assets	251,604	210,657
Total current assets	528,157	499,797
Investments	234,046	178,452
Net property, plant, and equipment	1,118,529	981,965
Other assets	3,288	3,136
TOTAL ASSETS	$1,884,020	$1,663,350

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$115,613	$89,481
Total noncurrent liabilities	324,745	294,631
Long-term notes payable	200,000	200,000
Total shareholders’ equity	1,243,662	1,079,238

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,884,020	$1,663,350

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News Release

April 27, 2006

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Six Months Ended
	March 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2006	2005

OPERATING ACTIVITIES:
Net income	$115,387	$61,660
Depreciation	46,308	47,212
Changes in assets and liabilities	(20,136)	9,727
Gain on sale of assets and investment securities	(7,120)	(38,100)
Other	1,657	(2,584)
Net cash provided by operating activities	136,096	77,915

INVESTING ACTIVITIES:
Capital expenditures	(170,900)	(22,519)
Purchase of investments	(83,010)	(5,000)
Proceeds from sale of assets	12,983	89,298
Net cash provided by (used in) investing activities	(240,927)	61,779

FINANCING ACTIVITIES:
Dividends paid	(8,624)	(8,380)
Proceeds from exercise of stock options	11,860	11,843
Excess tax benefit from stock-based compensation	7,998	—
Net cash provided by financing activities	11,234	3,463

Net increase (decrease) in cash and cash equivalents	(93,597)	143,157
Cash and cash equivalents, beginning of period	288,752	65,296
Cash and cash equivalents, end of period	$195,155	$208,453

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News Release

April 27, 2006

SEGMENT REPORTING

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2005	2006	2005	2006	2005
	(in thousands, except days and per day amounts)
US LAND OPERATIONS
Revenues	$172,754	$193,668	$122,394	$366,422	$231,582
Direct operating expenses	84,215	92,051	69,695	176,266	136,673
General and administrative expense	3,082	3,908	1,839	6,990	3,705
Depreciation	14,466	14,832	15,063	29,298	29,819
Segment operating income	$70,991	$82,877	$35,797	$153,868	$61,385

Activity days	8,035	8,086	7,589	16,121	15,177
Average rig revenue per day	$20,198	$22,593	$15,018	$21,399	$14,191
Average rig expense per day	$9,179	$10,026	$8,074	$9,603	$7,938
Average rig margin per day	$11,019	$12,567	$6,944	$11,796	$6,253
Rig utilization	97%	98%	94%	97%	93%

US OFFSHORE OPERATIONS
Revenues	$29,520	$33,703	$18,649	$63,223	$39,005
Direct operating expenses	20,308	21,820	10,992	42,128	23,839
General and administrative expense	1,437	1,828	817	3,265	1,651
Depreciation	2,664	2,686	2,668	5,350	5,175
Segment operating income	$5,111	$7,369	$4,172	$12,480	$8,340

Activity days	644	699	450	1,343	1,013
Average rig revenue per day	$36,339	$39,707	$29,297	$38,092	$27,350
Average rig expense per day	$22,986	$23,642	$14,928	$23,328	$14,552
Average rig margin per day	$13,353	$16,065	$14,369	$14,764	$12,798
Rig utilization	64%	71%	45%	67%	51%

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News Release

April 27, 2006

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2005	2006	2005	2006	2005
	(in thousands, except days and per day amounts)
INTERNATIONAL OPERATIONS
Revenues	$50,257	$61,117	$41,799	$111,374	$84,270
Direct operating expenses	35,693	42,398	32,920	78,091	63,775
General and administrative expense	606	872	497	1,478	1,150
Depreciation	4,656	4,735	4,800	9,391	9,566
Segment operating income	$9,302	$13,112	$3,582	$22,414	$9,779

Activity days	2,028	2,160	1,728	4,188	3,551
Average rig revenue per day	$20,285	$22,979	$19,430	$21,674	$19,316
Average rig expense per day	$13,512	$15,003	$13,672	$14,281	$13,504
Average rig margin per day	$6,773	$7,976	$5,758	$7,393	$5,812
Rig utilization	83%	89%	71%	86%	71%

Per day calculations for international operations exclude gains and losses from translation of foreign currency transactions.

Operating statistics exclude the effects of offshore platform and international management contracts, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

US Land Operations	$10,463	$10,978	$8,419	$21,441	$16,208
US Offshore Operations	$3,753	$3,489	$1,410	$7,242	$2,881
International Operations	$5,125	$6,796	$3,794	$11,921	$6,893

REAL ESTATE
Revenues	$2,857	$2,342	$2,608	$5,199	$5,272
Direct operating expenses	801	1,010	1,174	1,811	2,201
Depreciation	603	606	573	1,209	1,135
Segment operating income	$1,453	$726	$861	$2,179	$1,936

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News Release

April 27, 2006

The following table reconciles operating income per the information above to income before income taxes and equity in income of affiliates as reported on the Consolidated Statements of Income (in thousands).

SEGMENT REPORTING

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2005	2006	2005	2006	2005
Segment Operating income
US Land	$70,991	$82,877	$35,797	$153,868	$61,385
US Offshore	5,111	7,369	4,172	12,480	8,340
International	9,302	13,112	3,582	22,414	9,779
Real Estate	1,453	726	861	2,179	1,936
Segment operating income	$86,857	$104,084	$44,412	$190,941	$81,440
Corporate general and administrative	(6,813)	(7,349)	(6,440)	(14,162)	(12,333)
Other depreciation	(534)	(526)	(846)	(1,060)	(1,517)
Inter-segment elimination	421	479	460	900	915
Income from asset sales	973	3,563	971	4,536	11,787
Operating income	$80,904	$100,251	$38,557	$181,155	$80,292

Other income (expense):
Interest and dividend income	2,530	2,456	1,193	4,986	2,154
Interest expense	(2,580)	(1,946)	(3,246)	(4,526)	(6,555)
Gain on sale of investment securities	2,720	—	(36)	2,720	26,313
Other	(513)	27	348	(486)	346
Total other income (expense)	2,157	537	(1,741)	2,694	22,258

Income before income taxes and equity in income of affiliates	$83,061	$100,788	$36,816	$183,849	$102,550

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